DON FUCHS
                           Certified Public Accountant
                              1468 East 14th Street
                               Brooklyn, NY 11230
                                 (718) 339-0568

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

I hereby consent to the use in the Form SB-2 Registration Statement of Relocate411.com, Inc. of my report for the years ended November 30, 2001 and 2000, dated February 28, 2002 relating to the financial statements of Relocate411.com, Inc. which appear in such Form SB-2 and to the reference to my Firm under the caption "Experts" in the Prospectus.

/s/ Don Fuchs
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DON FUCHS, CPA

September 25, 2003